Pricing Supplement No.             c04-0601
            Pricing Supplement Dated:          June 1, 2004
            Rule 424(b)(3)
            File No.                           333-106272

            (To Prospectus Supplement Dated September 22, 2003
            and Prospectus Dated June 30, 2003)

            $5,000,000,000
            Citigroup Global Markets Holdings Inc.
            Retail Medium-Term Notes, Series C
            Due Nine Months or More From Date of Issue

            Trade Date:                        June 1, 2004
            Issue Date:                        June 4, 2004
            Settlement Date:                   June 4, 2004
            Following Business Day Convention

            Form of Note:                      Global/Book-Entry Only
            Calculation Agent:                 Citibank
            Minimum Denominations/Increments:  $1,000

            Purchasing Agent: Citigroup, acting as principal

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            CUSIP:                             17307XDP3
            Aggregate Principal Amount:        USD 1,922,000.00
            Price to Public:                   100%
            Concession:                        0.6000%
            Net Proceeds to Issuer:            USD 1,910,468.00
            Interest Rate (per annum):         3.6000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       December 15, 2004
            Maturity Date:                     December 15, 2007
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Not Callable

            Other Info

            --------------------------------------------------------------

            CUSIP:                             17307XDQ1
            Aggregate Principal Amount:        USD 1,232,000.00
            Price to Public:                   100%
            Concession:                        1.5000%
            Net Proceeds to Issuer:            USD 1,213,520.00
            Interest Rate (per annum):         5.4000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       December 15, 2004
            Maturity Date:                     June 15, 2014
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info

            --------------------------------------------------------------

            CUSIP:                             17307XDR9
            Aggregate Principal Amount:        USD 2,288,000.00
            Price to Public:                   100%
            Concession:                        2.5000%
            Net Proceeds to Issuer:            USD 2,230,800.00
            Interest Rate (per annum):         5.5000%
            Coupon Type:                       STEP-UP
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       December 15, 2004
            Maturity Date:                     June 14, 2024
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info Initial coupon: 5.50%; Step-ups: 6.00% on
                       06/15/2009; 6.50% on 06/15/2014; 7.00% on
                       06/15/2019

            --------------------------------------------------------------

            CUSIP:                             17307XDS7
            Aggregate Principal Amount:        USD 1,082,000.00
            Price to Public:                   100%
            Concession:                        2.5000%
            Net Proceeds to Issuer:            USD 1,054,950.00
            Interest Rate (per annum):         6.0000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Quarterly
            First Interest Payment Date:       September 15, 2004
            Maturity Date:                     June 15, 2029
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info